UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50B N. Gary Avenue, Roselle, IL		60172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 288-7000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On November 3, 2009, Del Global Technologies Corp. (the “Company”), RFI Corporation, a wholly-owned subsidiary of the Company (“RFI”), and Del Medical Imaging Corp., a wholly-owned subsidiary of the Company (“Del Medical” and, together with the Company and RFI, the “Borrowers”), entered into a Waiver, Consent and Second Amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement, dated as of May 25, 2007 (the “Loan Agreement”), among the Borrowers and Capital One Leveraged Finance Corp. formerly known as North Fork Business Capital Corporation (“Lender”).

The terms of the Loan Agreement were amended to provide for a decrease in maximum amount available under the revolving credit facility from $7.5 million to $3.0 million.  Loans under the Loan Agreement as amended by the Amendment bear interest at either 2.0% plus the base rate or LIBOR plus 4.5%. The “base rate” is defined as the higher of (i) the highest prime, base or equivalent rate of interest publicly announced from time to time by North Fork Bank, Citibank, N.A. or Bank of America or any successor to either of the foregoing banks (which may not be the lowest rate of interest charged by such bank) and (ii) the published annualized rate for ninety-day dealer commercial paper that appears in the “Money Rates” section of The Wall Street Journal. The LIBOR rate option can cover up to 80% of the outstanding loans. Interest is payable monthly in arrears on the first business day of each month.

In addition, pursuant to the Amendment Lender agreed to (i) waive certain events of default that had occurred and were continuing under the Loan Agreement solely for the period ended July 31, 2009, (ii) consent to the Company’s change of address of its principal place of business to 100 Pine-Aire Drive, Bay Shore, New York 11706, (iii) consent to the exit of the Company from the Del Medical U.S. business unit and (iv) amend certain provisions of the Loan Agreement, including amending the method for calculating the maximum amount that Lender is obligated to loan the Company, increasing the collateral management fee payable to Lender by the Company from $1,000/month to $16,000/month as of December 1, 2009 and amending certain financial covenants. As consideration for entering into the Amendment, the Company agreed to pay an amendment fee of $75,000 and pay the costs and expenses incurred by Lender in connection with the Amendment.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Waiver, Consent and Second Amendment dated as of November 3, 2009, among the Del Global Technology Corp., RFI Corporation, Del Medical Imaging Corp. and Capital One Leveraged Finance Corp. formerly known as North Fork Business Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.

Dated: November 6, 2009	By:	/s/ Mark A. Zorko
	Name:	Mark A. Zorko
	Title:	Chief Financial Officer